Exhibit 10.8

AMENDMENT NO. 2 TO
TERRESTAR NETWORKS INC.

STOCKHOLDER’S AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) to the TerreStar Networks Inc. (“TerreStar”) Stockholder’s Agreement, dated as of May 11, 2005, as amended from time to time (the “Agreement”) is hereby adopted by the Stockholders of TerreStar this 6th day of May, 2006.

WHEREAS, the Agreement provides that it may be amended by the written agreement of a majority of the Shares held by the Stockholders (as such terms are defined in the Agreement);

WHEREAS, the Stockholders executing this Amendment, who together hold a majority of the Shares, wish to amend the Agreement as set forth herein, which amendment shall be effective as to all Stockholders from and after the date hereof; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed thereto in the Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

1.             Amendment of Clause 8.1(b)(ii).  Clause 8.1(b)(ii) of the Agreement is hereby amended to read in its entirety as follows:

“(ii)         delivers to Motient Sub, each Minority Stockholder and the TSTR Group (each such Person being referred to in this Section 8.1 as a “Buyer”) a written notice (the “Notice of Proposed Issuance”) specifying the type and amount of such debt or equity securities that the Company then intends to issue (the “Offered Securities”), all of the material terms, including the price (cash or non-cash) upon which the Company proposes to issue the Offered Securities and stating that the Buyers shall have the right to purchase the Offered Securities in the manner specified in this Section 8.1 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance, provided, that if such price consists of non-cash consideration, a Buyer may purchase the Offered Securities with the same type and amount of non-cash consideration described in such Notice of Proposed Issuance or, may instead, pay for such Offered Securities with the cash equivalent of such price, such equivalent to be agreed to by the parties or else determined by an independent Expert (as hereinafter defined) or another nationally recognized investment bank agreed to by the parties.  Anything to the contrary contained herein notwithstanding, (i) a Stockholder who is a Minority Stockholder shall no longer constitute a Buyer, and shall no longer have the rights provided in this Section 8.1, upon the first date that such person ceases to be a Minority Stockholder, and (ii) the TSTR Group shall no longer constitute a Buyer, and shall no longer have the rights provided in this Section 8.1, upon the first date that the TSTR Group ceases to own at least the number of Shares (including, for the avoidance of doubt, all Shares that are issuable to Dr. Rajendra Singh upon the exercise of any outstanding Options) owned or held by the TSTR Group (including Dr. Singh) as of April 1, 2005 (as adjusted for stock splits, reverse stock splits, stock dividends, combinations, recapitalizations and similar events).”

2.             Amendment of Clause 8.2(a)(ii).  Clause 8.2(a)(ii) of the Agreement is hereby amended to read in its entirety as follows:

“(ii)         Obligation of Transferee to Purchase.  The transferee of the Selling Party shall purchase from the Selling Party and each Tag Along Participant the portion of such Selling Party’s and Tag Along Participant’s Shares that such Selling Party and Tag Along Participant desire to sell; provided, that in the event that the transferee is not willing to purchase all of the shares the Selling Party and the Tag Along Participants desire to sell, the transferee shall purchase from the Selling Party and each Tag Along Participant a portion of such securities that shall not exceed the Maximum Tag Along Portion (as hereinafter defined) and, if such portion does exceed the Maximum Tag Along Portion, the transferee shall be obligated to purchase only the Maximum Tag Along Portion.  For purposes hereof, the term “Maximum Tag Along Portion” means a portion of the Selling Party’s or a Tag Along Participant’s Shares equal to the aggregate number of Shares the transferee actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares issued and owned by such Selling Party or Tag Along Participant (including, for the avoidance of doubt, in the case of participating Option Holders, Shares to be acquired upon the exercise of any vested Options owned by such Option Holder and to be included in such Transfer) and the denominator of which shall be the aggregate number of Shares owned by the Selling Party and each Tag Along Participant exercising its rights under this Section 8.2(a) (including, for the avoidance of doubt, Shares to be acquired upon the exercise of vested Options owned by participating Option Holders and to be included in such Transfer); provided, however, that if the Selling Party proposes to Transfer Shares representing 50% or more of the issued and outstanding Shares, the Maximum Tag Along Portion for each Tag Along Participant shall be equal to all of the Shares owned by such Tag Along Participant.  To the extent one or more Tag Along Participants exercise such right of participation in accordance with the terms and conditions of this Section 8.2(a), the number of shares that the Selling Party may sell in the transaction shall be correspondingly reduced if the transferee is not willing to purchase all of the shares the Selling Party and the Tag Along Participants desire to sell.  For the avoidance of doubt, the Option Holders shall be treated as a single Tag Along Participant for purposes of this Section 8.2(a), and the number of Shares owned by such Option Holders and proposed to be sold by such Option Holders shall be determined by the Option Holder Representative in its reasonable discretion based on instructions received from the Option Holders.”

3.             New Section 8.2(a)(vi).  There shall be added to the Agreement a new Section 8.2(a)(vi), following existing Section 8.2(a)(v), as follows:

“(vi)        Notwithstanding the foregoing, if the written offer by the transferee that is required to be made to the Option Holders pursuant to Section 8.2(a)(i) above would require registration under the Securities Act of 1933, as amended, the Selling Party may Transfer its Shares, and the requirements of this Section 8.2(a) shall be deemed satisfied, if the transferee agrees with the Selling Party that it will, promptly after such Transfer, use its commercially reasonable efforts to effect such registration and to make such offer, and will accept for purchase all Shares properly tendered by such Option Holders in accordance therewith, at the Tag Along Price and in compliance with applicable laws.”

4.             Amendment to Definition of Excluded Securities.  The definition of “Excluded Securities in Section 1 of the Agreement is hereby amended to read in its entirety as follows:

“Excluded Securities” means (A) any equity securities in the Company (i) issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise, provided, that such equity securities are issued at a price no less than fair market value as reasonably determined by the board of directors of the Company, (ii) issued as part of an Initial Public Offering or other registered underwritten public offering of the Company’s securities, (iii) issued under the Option Plan or any other equity compensation plan approved by the board of directors of Company, (iv) issued to financial institutions, financial syndicates, lessors, vendors or other third parties in connection with bona fide commercial credit arrangements, equipment financings, or similar transactions for primarily other than equity financing purposes, and (v) issued to Motient or its subsidiaries as Common Stock of the Company in an amount up to $300 million at a price per share of $30.53 prior to August 30, 2006, and (B) any debt securities of the Company (i) issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise, (ii) issued as part of a registered underwritten public offering of the Company’s securities, (iii) issued to lessors, vendors, financial institutions or other third parties in connection with bona fide equipment financings or similar transactions in which the proceeds of the borrowings are not intended to be used by the Company for general corporate purposes or working capital, including without limitation Purchase Money Indebtedness and (iv) having no equity features in a principal amount not to exceed $150 million prior to August 30, 2006.”

5.             Consent of Minority Stockholders.  The Minority Stockholders who are parties hereto hereby consent to the issuance of up to $300 million of the Company’s equity securities to Motient as described in Section (A)(v) of the definition of Excluded Securities set forth in Section 3 of this amendment as required by Section 8.5(a) of the Agreement.

6.             Effect of Amendment.  All the provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Agreement; and the Agreement, as supplemented and amended by this Amendment, shall be read, taken and construed as one and the same instrument, and except as expressly amended hereby, the terms and conditions of the Agreement shall continue in full force and effect.  All references to “this Agreement” in the Agreement or to the words “hereof,” “hereunder” or “herein” or words of similar effect in the Agreement shall mean the Agreement as amended hereby.

7.             Severability.  Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable, each other provision of this Amendment shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

8.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

TERRESTAR NETWORKS INC.

By:	/s/ Robert Macklin
	Name:	Robert Macklin
	Title:	Secretary

THE OPTION HOLDER REPRESENTATIVE:

TERRESTAR NETWORKS INC.

By:	/s/ Robert Macklin
	Name:	Robert Macklin
	Title:	Secretary

MOTIENT VENTURES HOLDING INC.

By:	/s/ Christopher Downie
	Name:	Christopher Downie
	Title:	Executive Vice President
and Chief Operating Officer

MSV INVESTORS, LLC

By:	MSV Investors Holdings, Inc.,
Its Managing Member

By:	/s/ Jeffrey A. Leddy
	Name:	Jeffrey A. Leddy
	Title:	Chief Executive Officer

SPECTRUM EQUITY INVESTORS IV, L.P.

By:	Spectrum Equity Associates IV, L.P.
Its General Partner

By:	/s/ Kevin J. Maroni
	Name:	Kevin J. Maroni
	Title:	General Partner

SPECTRUM IV INVESTMENT MANAGERS’ FUND, L.P.

By:	/s/ Kevin J. Maroni
	Name:	Kevin J. Maroni
	Title:	General Partner

SPECTRUM EQUITY INVESTORS PARALLEL IV, L.P.

By: Spectrum Equity Associates IV, L.P., its General Partner

By:	/s/ Kevin J. Maroni
	Name:	Kevin J. Maroni
	Title:	General Partner

COLUMBIA CAPITAL EQUITY PARTNERS III (QP), L.P.

By: Columbia Capital Equity Partners III, L.P., as General Partner

By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Chief Financial Officer

COLUMBIA CAPITAL EQUITY PARTNERS III (AI), L.P.

By: Columbia Capital Equity Partners III, L.P., as General Partner

By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Chief Financial Officer

COLUMBIA CAPITAL EQUITY PARTNERS III (CAYMAN), L.P.

By: Columbia Capital Equity Partners
(Cayman) III, Ltd., as General Partner

By:		/s/ Donald A. Doering
Name:		Donald A. Doering
Title:		Chief Financial Officer

COLUMBIA CAPITAL INVESTORS III, LLC

By: Columbia Capital Equity Partners III, L.P., as General Partner

By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Chief Financial Officer

COLUMBIA CAPITAL EMPLOYEE INVESTORS III, L.L.C.

By: Columbia Capital III, L.L.C., its Manager

By:	/s/ Donald A. Doering
	Name:	Donald A. Doering
	Title:	Chief Financial Officer